EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the National Computer Systems 1999 Non-Employee Director Stock Option Plan of National Computer Systems, Inc. and subsidiaries, of our report dated March 6, 2000, with respect to the consolidated financial statements of National Computer Systems, Inc. and subsidiaries incorporated by reference in its Annual Report on Form 10-K for the year ended January 29, 2000, filed with the Securities and Exchange Commission.



                                                           /s/ ERNST & YOUNG LLP


Minneapolis, Minnesota


April  25, 2000